Exhibit 23.12

                        Consent of Thomas D. Clark, Jr.

I hereby consent to the reference in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 (and all amendments thereto) of McMoRan Exploration Co. to my name as a person about to become a director of McMoRan Exploration Co.
                                                    /s/Thomas D. Clark, Jr.
                                                 -----------------------------
                                                      Thomas D. Clark, Jr.


New Orleans, Louisiana
August 11, 1998